Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related prospectus of Franklin Financial Network, Inc. (“the Company”) of our report dated March 11, 2015 relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K of Franklin Financial Network, Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Franklin, Tennessee

December 16, 2015